Exhibit 99.1

HCC INSURANCE HOLDINGS REPORTS RESULTS
FOR 2009 THIRD QUARTER AND FIRST NINE MONTHS
HOUSTON (November 3, 2009) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the third quarter and first nine months of 2009, which ended September 30.
Net earnings for the third quarter of 2009 were $94.3 million, compared with $58.4 million during the third quarter of 2008. Net earnings per diluted share were $0.83 for the third quarter of 2009, compared to $0.50 for the same quarter of 2008. Net earnings for the first nine months of 2009 were $269.1 million, versus $230.5 million for the first nine months of the previous year. Net earnings per diluted share were $2.37 for the first nine months of 2009, versus $1.99 for the same period of 2008.
“HCC has delivered another strong quarter despite a very competitive insurance market and a challenging economic environment. During the third quarter, we continued to grow shareholder value. Since December 31, 2007, our book value per share has increased 25%, reflecting growth in our net earnings driven by continued underwriting and investment execution,” HCC President and Chief Executive Officer John N. Molbeck, Jr. said.
Book value per share at September 30, 2009 increased to $26.54 per share, compared to $25.01 per share at June 30, 2009 and $23.27 at December 31, 2008. The Company’s annualized return on average equity for the first nine months of 2009 was 12.8%.
The GAAP combined ratio for the third quarter of 2009 was 82.7%, compared to 88.0% for the third quarter of 2008. The GAAP combined ratio for the first nine months of 2009 was 84.6%, versus 85.3% for the corresponding period of 2008. The prior year combined ratios include losses from the 2008 hurricanes.
“Our 2009 accident year combined ratio of 87.6% for the quarter and 87.0% for the nine months ended September 30 compares very favorably to our peers,” Mr. Molbeck commented.
Gross written premium of HCC’s insurance company subsidiaries for the third quarter of 2009 increased to $620.4 million, compared to $613.0 million for the same quarter of 2008. Net written premium was $493.3 million during the third quarter of 2009, compared to $495.6 million during the 2008 third quarter. Net earned premium increased to $520.1 million in the third quarter of 2009, compared to $505.0 million in the same quarter of 2008. Gross written premium reflects growth in the diversified financial

1

products and London market account lines of business, as well as new premium from HCC’s acquisitions during 2008.
For the first nine months of 2009, gross written premium was $1.9 billion, net written premium was $1.5 billion and net earned premium was $1.5 billion, all of which were relatively flat compared to the first nine months of 2008.
“Our premium performance for both the quarter and year-to-date is impressive. Moreover, our year-to-date 2009 premium also reflects a reduction resulting from the discontinuance of an assumed quota share agreement and the sale of our U.K. motor business, both of which occurred in mid-2008,” Mr. Molbeck said.
During the third quarter of 2009, HCC had net favorable prior year reserve development of $25.4 million compared to net favorable prior year reserve development of $44.0 million for the same period in 2008. For the first nine months of 2009, the Company recorded $36.6 million of net favorable prior year reserve development, compared to net favorable prior year reserve development of $58.4 million for the same period in 2008. The favorable 2009 reserve development was primarily from 2006 and prior underwriting years’ reserves.
As announced in the Second Quarter 2009 earnings release, HCC commuted an assumed reinsurance contract with a cedent in July 2009 for $43.9 million. The commutation had no material effect on net earnings, but increased the net paid loss ratio for the third quarter and nine months of 2009 by 8.5 and 2.9 percentage points, respectively.
Total revenue in the third quarter of 2009 increased to $601.8 million, from $566.3 million in the same quarter of 2008. Total revenue increased to $1.8 billion for the first nine months of 2009, compared to $1.7 billion for the first nine months of 2008.
Fee and commission income was $88.1 million in the first nine months of 2009, compared to $100.0 million in the same period of 2008.
Investment income increased to $48.1 million during the third quarter of 2009, compared to $36.0 million during the third quarter of 2008, primarily due to the effect of losses on alternative investments in 2008 and higher income from fixed income securities in 2009. On a year-to-date basis, investment income grew to $141.7 million in 2009 from $130.8 million in 2008.
HCC’s fixed income securities generated $47.6 million in investment income in the 2009 third quarter, versus $44.2 million in the 2008 third quarter. Investment income from fixed income securities was $140.5 million for the first nine months of 2009, compared to $129.5 million for the first nine months of 2008, as the Company’s fixed income investments increased 24% to $4.9 billion at September 30, 2009 from $3.9 billion at September 30, 2008. HCC’s income from short-term investments was $1.5 million in the third quarter of 2009, compared to $6.8 million in the third quarter of 2008 and $4.9

2

million in the first nine months of 2009, compared to $20.4 million in the first nine months of 2008.
As of September 30, 2009, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 4.7 years and an average tax equivalent yield of 4.9%. The Company held $6.4 million of subprime-related and Alt-A securities, which had an average rating of A-, and owned no CDO or CLO securities. HCC has never been a counterparty to any credit default swap.
Pretax other operating income was $1.4 million for the 2009 third quarter, compared to $4.8 million for the same period in 2008. Pretax other operating income was $29.8 million for the first nine months of 2009, compared to $10.8 million for the same period in 2008.
As of September 30, 2009, total investments were $5.5 billion, total assets were $9.0 billion, shareholders’ equity was $3.0 billion and the Company’s debt to total capital ratio was 13.0%.
This quarter HCC announced the sales of its investment in SureTec Financial Corp. and its London reinsurance broker, Rattner Mackenzie Limited. The Company also announced the opening of its Texas surety office.
For further information about HCC’s quarter and year-to-date financial results, the supplemental financial schedules are accessible on the Company’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com.
(Note: If clicking on the above links does not open in a new web page, please cut and paste the above urls into your browser’s address bar.)
HCC will hold an open conference call beginning at 8:00 a.m. Central Standard Time on Wednesday, November 4. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-0161. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com. The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, February 26, 2010.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. is a leading international specialty insurance group with offices across the United States and in the United Kingdom, Spain and Ireland. As of September 30, 2009, HCC had assets of $9.0 billion and shareholders’ equity of $3.0 billion. HCC is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information about HCC, please visit http://www.hcc.com.

3

Contact:	Jen Browne, Investor Relations Coordinator HCC Insurance Holdings, Inc. Telephone: (713) 996-1144
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

4

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
(Unaudited, in thousands except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(as adjusted) (a)		(as adjusted) (a)
Gross written premium	$1,904,086	$1,887,556	$620,382	$612,964
Net written premium	1,527,889	1,556,382	493,287	495,585
Net earned premium	1,524,425	1,505,128	520,059	504,972
Fee and commission income	88,113	99,558	31,687	37,795
Net investment income	141,740	130,832	48,111	35,962
Other operating income	29,824	10,829	1,405	4,828
Total revenue	1,783,675	1,727,557	601,801	566,319
Net earnings	269,076	230,521	94,321	58,391
Earnings per share (diluted)	$2.37	$1.99	$0.83	$0.50
Weighted-average shares outstanding (diluted) (millions)	112.9	115.9	112.9	115.4
GAAP net loss ratio	59.8%	61.2%	58.4%	64.3%
GAAP combined ratio	84.6%	85.3%	82.7%	88.0%
Paid loss ratio	55.0%	51.3%	60.2%	52.6%

	September 30,	December 31,
	2009	2008
		(as adjusted) (a)
Total investments	$5,452,227	$4,804,283
Total assets	9,041,026	8,332,000
Shareholders’ equity	2,987,421	2,640,023
Debt to total capital	13.0%	11.5%
Book value per share	$26.54	$23.27

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30,	December 31,
	2009	2008
		(as adjusted) (a)
ASSETS

Investments:
Fixed income securities — available for sale, at fair value	$4,784,343	$4,133,165
Fixed income securities — held to maturity, at amortized cost	103,286	123,553
Short-term investments	559,907	497,477
Other investments	4,691	50,088

Total investments	5,452,227	4,804,283
Cash	56,874	27,347
Restricted cash and cash investments	183,769	174,905
Premium, claims and other receivables	602,957	770,823
Reinsurance recoverables	1,046,548	1,054,950
Ceded unearned premium	261,346	234,375
Ceded life and annuity benefits	62,645	64,235
Deferred policy acquisition costs	203,031	188,652
Goodwill	824,658	858,849
Other assets	141,287	153,581
Assets held for sale	205,684	—

Total assets	$9,041,026	$8,332,000

LIABILITIES

Loss and loss adjustment expense payable	$3,529,217	$3,415,230
Life and annuity policy benefits	62,645	64,235
Reinsurance balances payable	147,313	122,189
Unearned premium	1,035,476	977,426
Deferred ceding commissions	69,553	63,123
Premium and claims payable	190,347	405,287
Notes payable	444,682	343,649
Accounts payable and accrued liabilities	409,474	300,838
Liabilities related to assets held for sale	164,898	—

Total liabilities	6,053,605	5,691,977

SHAREHOLDERS’ EQUITY

Common stock	117,216	116,457
Additional paid-in capital	902,917	881,534
Retained earnings	1,907,923	1,677,831
Accumulated other comprehensive income	158,164	27,536
Treasury stock	(98,799)	(63,335)

Total shareholders’ equity	2,987,421	2,640,023

Total liabilities and shareholders’ equity	$9,041,026	$8,332,000

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(as adjusted) (a)		(as adjusted) (a)
REVENUE

Net earned premium	$1,524,425	$1,505,128	$520,059	$504,972
Fee and commission income	88,113	99,558	31,687	37,795
Net investment income	141,740	130,832	48,111	35,962
Other operating income	29,824	10,829	1,405	4,828
Net realized investment gain (loss)	4,852	(12,761)	864	(12,808)
Other-than-temporary impairment loss:
Total loss	(6,089)	(6,029)	(380)	(4,430)
Portion recognized in equity, before tax	810	—	55	—

Net loss recognized in earnings	(5,279)	(6,029)	(325)	(4,430)

Total revenue	1,783,675	1,727,557	601,801	566,319

EXPENSE

Loss and loss adjustment expense, net	911,944	920,433	303,808	324,506
Policy acquisition costs, net	271,358	284,695	92,418	96,582
Other operating expense	195,509	174,420	64,985	57,702
Interest expense	11,816	14,547	3,549	4,768

Total expense	1,390,627	1,394,095	464,760	483,558

Earnings before income tax expense	393,048	333,462	137,041	82,761
Income tax expense	123,972	102,941	42,720	24,370

Net earnings	$269,076	$230,521	$94,321	$58,391

Basic earnings per share data:
Net earnings per share	$2.39	$2.00	$0.84	$0.51

Weighted-average shares outstanding (millions)	112.2	115.2	111.9	114.8

Diluted earnings per share data:
Net earnings per share	$2.37	$1.99	$0.83	$0.50

Weighted-average shares outstanding (millions)	112.9	115.9	112.9	115.4

Cash dividends declared, per share	$0.385	$0.345	$0.135	$0.125

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine months ended
	September 30,
	2009	2008
		(as adjusted) (a)
Operating activities:
Net earnings	$269,076	$230,521
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	36,443	22,705
Change in reinsurance recoverables	14,853	(119,825)
Change in ceded unearned premium	(25,093)	6,121
Change in loss and loss adjustment expense payable	51,519	278,156
Change in reinsurance balances payable	24,548	(4,344)
Change in unearned premium	39,441	41,162
Change in premium and claims payable, net of restricted cash	(63,727)	(105,135)
Change in accounts payable and accrued liabilities	22,132	(49,446)
Change in trading securities	—	49,091
Stock-based compensation expense	12,472	9,990
Depreciation and amortization expense	11,796	10,436
(Gain) loss on investments	(3,152)	26,367
Other, net	27,238	5,376

Cash provided by operating activities	417,546	401,175

Investing activities:
Sales of available for sale fixed income securities	337,615	421,677
Maturity or call of available for sale fixed income securities	260,839	255,439
Maturity or call of held to maturity fixed income securities	86,190	—
Cost of available for sale fixed income securities acquired	(1,020,506)	(1,088,234)
Cost of held to maturity fixed income securities acquired	(59,677)	—
Cost of other investments acquired	—	(36,735)
Change in short-term investments	(91,617)	33,665
Proceeds from sales of strategic and other investments	114,940	54,355
Payments for purchase of businesses, net of cash received	(37,995)	(73,996)
Proceeds from sale of assets of business	6,188	—
Other, net	(13,109)	(3,203)

Cash used by investing activities	(417,132)	(437,032)

Financing activities:
Advances on line of credit	115,000	106,000
Payments on line of credit and notes payable	(15,032)	(56,000)
Sale of common stock	9,423	13,884
Purchase of common stock	(35,464)	(21,870)
Dividends paid	(42,244)	(38,061)
Other, net	(2,570)	13,013

Cash provided by financing activities	29,113	16,966

Net increase (decrease) in cash	29,527	(18,891)

Cash at beginning of period	27,347	39,135

Cash at end of period	$56,874	$20,244

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Gross Written Premium
(Unaudited, in thousands)

	Nine months ended			Three months ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$361,108	$301,152	20%	$128,398	$113,996	13%
E&O (2)	188,166	200,261	(6)	60,309	66,219	(9)
Other Professional Liability	62,218	44,605	39	17,637	16,585	6
U.S. Surety & Credit	148,444	140,135	6	52,105	49,792	5
International Surety & Credit	55,149	58,767	(6)	15,574	15,022	4

	815,085	744,920	9	274,023	261,614	5

Group life, accident & health
Medical Stop-loss	473,273	463,298	2	157,429	152,412	3
Other Medical	97,422	101,043	(4)	33,963	33,808	—
Other	65,323	64,873	1	19,297	24,710	(22)

	636,018	629,214	1	210,689	210,930	—

Aviation	133,913	147,268	(9)	50,162	50,639	(1)

London market account
Energy	92,277	86,196	7	14,645	16,742	(13)
Other	69,198	67,832	2	12,609	14,488	(13)

	161,475	154,028	5	27,254	31,230	(13)

Other specialty lines
Public Risk	52,071	31,403	66	16,194	10,110	60
HCC Lloyds	33,349	62,127	(46)	9,736	15,702	(38)
Other	72,173	113,831	(37)	32,312	32,613	(1)

	157,593	207,361	(24)	58,242	58,425	—

Discontinued lines	2	4,765	nm	12	126	nm

Total	$1,904,086	$1,887,556	1%	$620,382	$612,964	1%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Written Premium
(Unaudited, in thousands)

	Nine months ended			Three months ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$260,832	$223,322	17%	$93,691	$86,003	9%
E&O (2)	164,264	181,507	(9)	52,905	59,114	(11)
Other Professional Liability	46,365	30,743	51	10,932	10,389	5
U.S. Surety & Credit	139,715	135,184	3	47,921	46,638	3
International Surety & Credit	49,953	51,946	(4)	14,818	13,412	10

	661,129	622,702	6	220,267	215,556	2

Group life, accident & health
Medical Stop-loss	473,271	463,299	2	157,429	152,414	3
Other Medical	97,422	101,043	(4)	33,963	33,808	—
Other	21,745	30,770	(29)	6,375	9,061	(30)

	592,438	595,112	—	197,767	195,283	1

Aviation	95,655	106,996	(11)	34,779	37,116	(6)

London market account
Energy	50,286	56,265	(11)	2,551	6,100	(58)
Other	42,955	40,877	5	10,149	10,946	(7)

	93,241	97,142	(4)	12,700	17,046	(25)

Other specialty lines
Public Risk	39,647	21,558	84	11,796	6,711	76
HCC Lloyds	27,489	54,500	(50)	8,572	13,391	(36)
Other	18,313	53,609	(66)	7,419	10,404	(29)

	85,449	129,667	(34)	27,787	30,506	(9)

Discontinued lines	(23)	4,763	nm	(13)	78	nm

Total	$1,527,889	$1,556,382	(2)%	$493,287	$495,585	—%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Earned Premium
(Unaudited, in thousands)

	Nine months ended			Three months ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$274,712	$229,695	20%	$102,224	$78,694	30%
E&O (2)	177,582	167,795	6	59,300	59,315	—
Other Professional Liability	30,481	21,793	40	9,714	7,156	36
U.S. Surety & Credit	135,436	124,181	9	45,709	42,037	9
International Surety & Credit	50,429	49,914	1	17,778	16,093	10

	668,640	593,378	13	234,725	203,295	15

Group life, accident & health
Medical Stop-loss	473,271	463,321	2	157,429	152,413	3
Other Medical	100,816	89,465	13	34,587	32,325	7
Other	23,511	29,407	(20)	7,411	9,655	(23)

	597,598	582,193	3	199,427	194,393	3

Aviation	98,514	105,125	(6)	33,053	35,413	(7)

London market account
Energy	34,985	44,911	(22)	12,546	14,488	(13)
Other	40,602	35,913	13	13,662	12,941	6

	75,587	80,824	(6)	26,208	27,429	(4)

Other specialty lines
Public Risk	28,853	18,769	54	11,046	6,504	70
HCC Lloyds	30,479	50,236	(39)	9,539	16,962	(44)
Other	24,777	69,841	(65)	6,074	20,954	(71)

	84,109	138,846	(39)	26,659	44,420	(40)

Discontinued lines	(23)	4,762	nm	(13)	22	nm

Total	$1,524,425	$1,505,128	1%	$520,059	$504,972	3%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gain (Loss)
(Unaudited, in thousands)

	Nine months ended		Three months ended
	September 30,		September 30,
	2009	2008	2009	2008

Sources of net investment income:

Fixed income securities
Taxable	$78,894	$72,716	$26,795	$25,394
Exempt from U.S. income taxes	61,589	56,795	20,776	18,821

Total fixed income securities	140,483	129,511	47,571	44,215
Short-term investments	4,943	20,408	1,464	6,837
Alternative investments	(958)	(16,735)	—	(14,321)
Other investments	—	575	—	77

Total investment income	144,468	133,759	49,035	36,808

Investment expense	(2,728)	(2,927)	(924)	(846)

Net investment income	$141,740	$130,832	$48,111	$35,962

Unrealized gain (loss) on available for sale fixed income securities:

Increase (decrease) in unrealized gain/loss for period, before tax	$193,870	$(123,100)	$135,831	$(63,985)

Unrealized gain at September 30, 2009	$208,496

Unrealized gain at June 30, 2009	$72,665

Unrealized gain at March 31, 2009	$59,977

Unrealized gain at December 31, 2008	$14,626

HCC Insurance Holdings, Inc. and Subsidiaries
Net Loss Ratios
(Unaudited, in thousands)

	Nine months ended		Nine months ended		Twelve months ended
	September 30, 2009		September 30, 2008		December 31, 2008
	Net Earned	Loss	Net Earned	Loss	Net Earned	Loss
	Premium	Ratio	Premium	Ratio	Premium	Ratio
Diversified financial products
D&O (1)	$274,712	61.1%	$229,695	57.6%	$312,135	59.0%
E&O (2)	177,582	48.9	167,795	47.6	227,667	50.0
Other Professional Liability	30,481	39.9	21,793	40.7	31,753	40.2
U.S. Surety & Credit	135,436	29.4	124,181	22.3	167,914	23.7
International Surety & Credit	50,429	53.0	49,914	51.0	66,135	56.1

	668,640	49.8	593,378	46.2	805,604	48.1

Group life, accident & health
Medical Stop-loss	473,271	73.7	463,321	73.5	616,900	73.1
Other Medical	100,816	75.4	89,465	78.3	121,865	80.9
Other	23,511	54.4	29,407	61.8	38,503	47.1

	597,598	73.3	582,193	73.7	777,268	73.1

Aviation	98,514	60.3	105,125	64.7	139,838	62.6

London market account
Energy	34,985	15.8	44,911	48.4	57,262	42.6
Other	40,602	42.8	35,913	61.9	49,595	50.8

	75,587	30.3	80,824	54.4	106,857	46.4

Other specialty lines
Public Risk	28,853	64.1	18,769	75.3	25,600	72.3
HCC Lloyds	30,479	65.3	50,236	78.4	62,126	78.3
Other	24,777	79.9	69,841	69.9	85,723	57.6

	84,109	69.2	138,846	73.7	173,449	67.2

Discontinued lines	(23)	nm	4,762	nm	4,758	nm

Total	$1,524,425	59.8%	$1,505,128	61.2%	$2,007,774	60.4%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
September 30, 2009
(Unaudited, in thousands)

		% of	Investment	Average
	Fair Value	Portfolio	Grade	Rating

Total Portfolio of Fixed Income Securities	$4,888,420	100.0%	99%	AA+

Residential Mortgage-Backed Securities and Collateralized Mortgage Obligations:

Agency	$911,005	18.6%	100%	AAA

Non-Agency
Prime	54,694	1.1	64%	BBB
Alt A	4,541	0.1	59%	BBB+

Total Residential MBS/CMO	$970,240	19.8%	98%	AAA

Commercial Mortgage-Backed Securities	$153,181	3.1%	100%	AAA

Asset-Backed Securities:
Auto	$15,031	0.3%	100%	A+
Subprime Home Equity	1,608	—	79%	A+
Other	10,242	0.2	66%	BBB-

Total Asset-Backed Securities	$26,881	0.5%	86%	A-

Agency Securities:
Total Direct Obligations of U.S. Agencies	$132,925	2.7%	100%	AAA

U.S. Corporate Bonds:
Non-Financial	$396,440	8.1%	100%	A

Financial	$170,184	3.5%	100%	A

Municipal Bonds:	$2,213,764	45.3%	100%	AA

Insurance Enhanced	$1,308,258	26.8%	100%	AA

Insured — Underlying Ratings	$1,308,258	26.8%	100%	AA-

Non-Insured	$905,506	18.5%	100%	AA+

Foreign Bonds	$479,729	9.8%	100%	AAA

Notes:
The selected disclosures above do not include all classes of investments in the total portfolio of fixed income securities.
There are no CDOs/CLOs in the portfolio.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
September 30, 2009
•	As of September 30, the Company had 73 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 17 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, four are on primary policies with gross policy limits totaling $20 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.5 million gross and $9.1 million net, with an average attachment point of $90 million.

•	The average policy limit for “Side A only” claims is $14.2 million gross and $11.3 million net, with an average attachment point of $159 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.